Exhibit 99.1

UGI Provides Update on its French Energy Marketing Business; Reaffirms Fiscal 2023 Guidance
December 2, 2022

•Sale of the French energy marketing business not expected in the first quarter of Fiscal 2023, with no impact to the Fiscal 2023 guidance
•Reaffirms Fiscal 2023 adjusted diluted EPS guidance of $2.85 - $3.151, inclusive of a 10 – 12 cents loss from the non-core European energy marketing business, as communicated during our earnings call on November 18, 2022
•Reinforces long-term financial commitments of 6% - 10% EPS growth and 4% dividend growth

VALLEY FORGE, PA, December 2 – UGI Corporation (NYSE: UGI) announced today that it no longer expects to sell its French energy marketing business in the first quarter of Fiscal 2023, as extended negotiations with the potential buyer have been discontinued. The delay in exiting this business will not have an impact on our previously announced Fiscal 2023 adjusted diluted EPS guidance of $2.85 - $3.15.

Roger Perreault, President and Chief Executive Officer of UGI said, “While we are disappointed that the transaction will not close as anticipated, we are reaffirming our Fiscal 2023 guidance, which would have been 10 – 12 cents higher without the impact of the non-core European energy marketing business. This is largely due to the ongoing efforts to reduce the exposure which include the price management actions that we have taken for the unhedged volumes, and a portfolio that is over 90% hedged. In addition, we are encouraged by the volume conservation of our customers and the continued reduction in natural gas and power prices in Europe.”

Perreault continued, “We remain fully committed to exiting the energy marketing business in Europe, through a sale and wind-down of operations, and will continue to take appropriate actions that will allow the Company to focus on long-term shareholder value creation. Our underlying base business remains solid, with a strong customer base and attractive growth and investment opportunities. In fact, excluding the non-core European energy marketing business, the midpoint of our Fiscal 2023 guidance would be $3.10. We are confident in our resilient business model which enables delivering on our long-term financial commitments of 6% – 10% EPS growth and 4% dividend growth.”

About UGI Corporation
UGI Corporation is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, natural gas utilities in West Virginia, distributes LPG both domestically (through AmeriGas) and internationally (through UGI International), manages midstream energy assets in Pennsylvania, Ohio, and West Virginia and electric generation assets in Pennsylvania, and engages in energy marketing, including renewable natural gas in the Mid-Atlantic region of the United States and California and internationally in France, Belgium, and the Netherlands.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

1. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments we cannot reconcile the fiscal year 2023 adjusted diluted earnings per share guidance, a non-GAAP measure, to diluted earnings per share guidance, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

Use of Non-GAAP Measures
Management uses "adjusted diluted earnings per share," a non-GAAP financial measure, when evaluating the Company’s overall performance. Management believes that this non-GAAP measure provides meaningful information to investors about the Company’s performance because it eliminates the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Use of Forward Looking Statements
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws.

Investor Relations
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Tameka Morris, ext. 6297
Arnab Mukherjee, ext. 7498